EXHIBIT 99.1



July 19, 2004 08:02 AM US Eastern Timezone

SK TECHNOLOGIES CORPORATION CHANGES NAME TO CIRILIUM HOLDINGS, INC.

WEST PALM BEACH, Fla.--(BUSINESS WIRE)--July 19, 2004--Cirilium Holdings, Inc. (OTCBB:CRLU), an end-to-end Voice over Internet Protocol ("VoIP") solutions provider, announced today that it has changed its corporate name from SK Technologies Corporation (OTCBB:SKTO) to Cirilium Holdings, Inc. Concurrent with the name change, the stock symbol for the Company's common stock on the Over The Counter Bulletin Board has also changed from SKTO to CRLU, effective at the open of business today, Monday, July 19, 2004.

Gerald C. Parker, Chairman of the Board of Directors of Cirilium Holdings commented that: "We believe the name 'Cirilium Holdings, Inc.' will promote public recognition and more accurately reflect the Company's new business and organizational structure. Currently, all operations are conducted through Cirilium Holdings' wholly-owned subsidiaries, Cirilium, Inc. and Stitel Systems, Inc. Our new name demonstrates our purpose as a holding company that owns, operates and invests in complementary companies to further our mission of delivering quality VoIP solutions that allow customers to migrate easily and cost-effectively to VoIP technologies."

Donald E. Lees, Chief Executive Officer of Cirilium Holdings added: "We believe that this organizational structure results in more effective operations that are highly focused on helping businesses around the world migrate from disjointed, legacy communication networks to a next-generation converged network infrastructure. Through our subsidiaries, we are able to accomplish this migration for our customers in a seamless, cost-effective manner."

The new CUSIP number for the Company's common stock is 17276U 10 4 and the new ISIN is US17276U1043. The Company's website address is http://www.cirilium.com. Holders of stock certificates bearing the name "SK Technologies Corporation" may continue to hold them and will not be required to exchange them for new stock certificates or take any other action.

About Cirilium Holdings, Inc.

Cirilium Holdings, Inc., formerly SK Technologies Corporation, a Delaware corporation, is the parent company of Cirilium Holdings II, Inc., formerly Cirilium Holdings, Inc., also a Delaware corporation, and currently conducts operations through its two subsidiaries, Cirilium, Inc., a Florida corporation, and Stitel Systems, Inc., an Arizona corporation.

About Cirilium, Inc. Cirilium, Inc. develops, markets and supports its award winning VoIP solutions. The company delivers true VoIP transport, consistent call control and revenue-generating applications for service providers and enterprises. By integrating legacy and VoIP networks, Cirilium's solutions help customers migrate to new technologies without replacing existing infrastructures. The "core to the edge" product line includes gateways in various densities; switching, call management and billing applications; enhanced pre-paid calling card services; Web voice technologies; and more. The company's website is: http://www.cirilium.com.

About StiTel Systems, Inc.

Based in Phoenix, Arizona, StiTel Systems is a technology provider of software based voice, data and video communication products for wireline and wireless enterprise markets. StiTel's Integrated Communication Gateway (ICG), is a software-based Hybrid PBX that offers both TDM and packet-switched capabilities with integrated IP data communication functionalities. The ICG software is based

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on open standard Linux OS using the industry standard open source packet voice and data communication protocols. The Integrated Communication Gateway consolidates several platforms into one solution, including IP PBX, TDM PBX, VoIP Gateway, IP Router, Multi-Protocol Transfer Switch, Firewall, Virtual Private Network, Multi-Conference Unit for Voice and Interactive Voice Response. The company's website is http://www.stitelsystems.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially because of factors such as: the effect of general economic and market conditions, entry into markets with vigorous competition, market acceptance of new products and services, continued acceptance of existing products and services, technological shifts, and delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels.

For further information regarding risks and uncertainties associated with Cirilium Holdings, Inc. formerly SK Technologies Corporation, and its subsidiaries' businesses, please refer to the Company's filings with the Securities and Exchange Commission (SEC), including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, all of which may be obtained through the SEC's website at: http://www.sec.gov. or by contacting the Company's investor relations department via email at:
Investorrelations@Cirilium.com .

All information in this release is current as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Contacts:
Cirilium Holdings, Inc., West Palm Beach

Sales Contact:
Mark Wagner, 925-398-0799

Media Contact:
Susan Cable, 623-465-5929

Company Contact:
Cirilium Holdings, Inc. and Cirilium, Inc.:
Info@cirilium.com or Investorrelations@Cirilium.com or
StiTel Systems, Inc.
Company Contact:
Noor Chowdhury, 480-317-1103
http://www.stitelsystems.com or info@stitelsystems.com